EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in this Registration Statement of North Valley Bancorp on Form S-8 of our reports, dated March 12, 2008, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2007.

/s/ Perry-Smith LLP

Sacramento, California
July 24, 2008

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